UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[  ]              Preliminary Information Statement
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LoCorr Investment Trust
(Name of Registrant As Specified In Its Charter)

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LOCORR LONG/SHORT EQUITY FUND
261 SCHOOL AVENUE, 4TH FLOOR
EXCELSIOR, MN 55331

____________________________
INFORMATION STATEMENT

NOTICE OF APPOINTMENT OF NEW SUB-ADVISER

A Notice of Internet Availability of this Information Statement is being mailed on or about September 1, 2015 to shareholders of record as of August 14, 2015 (the “Record Date”).  The Information Statement is being provided to shareholders of the LoCorr Long/Short Equity Fund (the “Fund”), a series of LoCorr Investment Trust (the “Trust”), an Ohio business trust with principal offices located at 261 School Avenue, 4th Floor, Excelsior, MN  55331, in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund, the Trust and the investment adviser to the Fund, LoCorr Fund Management, LLC (the “Adviser”), received from the U.S. Securities and Exchange Commission (“SEC”) effective as of September 11, 2012.  The exemptive order permits the Adviser, subject to approval of the Trust’s Board of Trustees (the “Board of Trustees” or the “Trustees”), to enter into or materially amend sub-advisory agreements without obtaining shareholder approval, provided that an Information Statement (or a Notice of Internet Availability of Information Statement) is sent to shareholders of the Fund.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF
THIS INFORMATION STATEMENT
This Information Statement is available at www.locorrfunds.com/literature.html.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Fund will bear the expenses incurred with preparing and distributing this Information Statement.  One Notice of Internet Availability of this Information Statement may be delivered to shareholders sharing the same address unless the Fund has received contrary instructions from a shareholder.

YOU MAY OBTAIN A COPY OF THE FUND’S MOST RECENT ANNUAL OR SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY VISITING THE FUND’S WEBSITE AT WWW.LOCORRFUNDS.COM, BY WRITING TO THE FUND, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WI 53201, OR BY CALLING (TOLL-FREE) 1-855-523-8637.

LOCORR LONG/SHORT EQUITY FUND
261 SCHOOL AVENUE, 4TH FLOOR
EXCELSIOR, MN 55331
__________________________
INFORMATION STATEMENT

NOTICE OF APPOINTMENT OF NEW SUB-ADVISER

This Information Statement is being made available to shareholders of the LoCorr Long/Short Equity Fund (the “Fund”), a series of LoCorr Investment Trust (the “Trust”), an Ohio business trust with principal offices located at 261 School Avenue, 4th Floor, Excelsior, MN  55331, in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund, the Trust and the investment adviser to the Fund, LoCorr Fund Management, LLC (the “Adviser”), received from the U.S. Securities and Exchange Commission (“SEC”) effective as of September 11, 2012.  The exemptive order permits the Adviser, subject to approval of the Trust’s Board of Trustees (the “Board of Trustees” or the “Trustees”), to enter into or materially amend sub-advisory agreements without obtaining shareholder approval, provided that an Information Statement (or a Notice of Internet Availability of Information Statement) is sent to shareholders of the Fund.

THE ADVISORY AGREEMENT

Advisory Agreement

Pursuant to a management agreement dated April 11, 2014, between the Trust, with respect to the Fund, and the Adviser, the Adviser serves as the investment adviser to the Fund (the “Management Agreement”).  The Management Agreement was approved by a vote of the sole shareholder of the Fund on May 10, 2013.  Following an initial two-year period, the Management Agreement continues in effect from year to year only if such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of the Fund’s outstanding voting securities, and by the vote of a majority of Trustees of the Trust who are not parties to the Management Agreement or “interested persons,” as that term is defined in the Investment Company Act of 1940, as revised (the “1940 Act”), of any such party, at a meeting called for the purpose of voting on the Management Agreement.  The Management Agreement is terminable without penalty (i) by the Trust, on behalf of the Fund, by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to the Adviser; and (ii) by the Adviser upon 60 days’ written notice to the Fund.  The Management Agreement provides that it will automatically terminate in the event of its “assignment,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

The Management Agreement provides that the Adviser, except by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the Management Agreement, will not be subject to liability for, or damages, expenses or losses incurred by the Trust in connection with any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under, or payment made pursuant to the Management Agreement, or any other matter to which the Management Agreement relates.

Pursuant to the Management Agreement, the Adviser is entitled to receive, on a monthly basis, an annual advisory fee of 2.45% of the Fund’s average daily net assets.  The Fund’s Adviser has contractually agreed to reduce its fees and/or absorb expenses of the Fund until at least April 30, 2016, to ensure that total annual Fund operating expenses after fee waiver and/or reimbursement (exclusive of any Rule 12b-1 distribution and/or servicing fees, taxes, interest, short selling expenses, brokerage commissions, expenses incurred in connection with any merger or reorganization, indirect expenses, swap fees and expenses, expenses of other investment companies in which the Fund may invest, or extraordinary expenses such as litigation and inclusive of organizational costs incurred prior to the commencement of operations) will not exceed 2.90% of the Fund’s daily average net assets attributable to each class, subject to possible recoupment from the Fund in future years on a rolling three year basis (within the three years after the fees have been waived or reimbursed) if such recoupment can be achieved within the foregoing expense limit.

Recoupment amounts may also include organizational expenses incurred prior to the commencement of operations subject to recoupment within three years of the date of such reimbursement.

For the fiscal period ended December 31, 2014, the Fund paid the following management fees to the Adviser:

Management Fees
Accrued	Waived	Recouped	Total Paid
$1,213,535	$122,831	$0	$1,090,704

BOARD APPROVAL AND EVALUATION OF NEW SUB-ADVISORY AGREEMENT

At an in person meeting of the Board of Trustees held July 15, 2015 (the “Meeting”), the Board of Trustees approved Kettle Hill Capital Management, LLC (“KHCM”) to serve as sub-adviser to the Fund.  At the Meeting, the Board of Trustees, including a majority of the Trustees who are not “interested persons” of the Trust within the meaning of the 1940 Act (the “Independent Trustees”), reviewed the various factors relevant to its consideration of a sub-advisory agreement between the Adviser and KHCM on behalf of the Fund (the “Sub-Advisory Agreement”), as well as the Board of Trustees’ legal responsibilities related to such consideration.  After analysis and discussions of the factors identified below, the Board of Trustees, including a majority of the Independent Trustees, approved the Sub-Advisory Agreement for an initial two-year term.

Nature, Extent and Quality of Services Provided by KHCM to the Fund:  The Trustees noted that KHCM, as a sub-adviser, will provide equity research, financial modeling, security selection and trade execution for its portion of the Fund’s portfolio as well as compliance services to assure its portion of assets are managed within the Fund’s investment restrictions.    The Trustees reviewed the responsibilities of KHCM’s key individuals, noting the many years of experience of the portfolio manager.  Additionally, the Trustees noted that the Adviser had evaluated KHCM’s investment strategy and was satisfied with both its defensive-minded approach.  The Trustees also observed that KHCM certified that it has adopted a code of ethics as required under Rule 17j-1.  The Trustees considered KHCM’s compliance and disaster recovery policies and agreed that they were satisfactory in light of KHCM’s business. The Trustees also noted that KHCM reported no material compliance issues; had no regulatory, FINRA or SEC examinations or investigations or any material litigation or administrative action in the last 36 months; and that KHCM has obtained an adequate E&O/D&O policy.  The Board concluded that KHCM has the requisite financial expertise  and is expected to provide high quality services for the Fund.

Investment Performance of KHCM:  The Trustees reviewed the performance of Kettle Hill with respect to its management of other similar accounts, considering the performance of the other similar accounts against the sub-adviser’s chosen benchmark.  The Trustees noted the outperformance of the similar accounts against the benchmarks for the one, five and ten year periods as well as since inception.  The Trustees also noted the favorable performance of the other similar accounts versus the benchmarks on an average annual basis.  The Trustees concluded they expect KHCM to provide similar satisfactory performance with respect to the Fund.

Costs of Services Provided and Profitability to be Realized and Extent of Economies of Scale to be Realized:  The Trustees reviewed the estimated cost of services to be provided and projected profits to be realized by KHCM, noting that the KHCM-proposed sub-advisory fee compared favorably to the fee charged by KHCM to its other accounts  The Trustees noted that the sub-advisory fee would be paid to KHCM by the Adviser, not the Fund, and KHCM does not anticipate receiving any other benefits.  The Trustees observed that KHCM’s estimated 14% net profit margin on the fees paid by the Adviser under the Sub-Advisory Agreement and determined KHCM has fees and profitability were within the range of reasonableness.

Conclusions:  The Board noted that the recommendation to hire KHCM as an additional sub-adviser to the Fund was made by the Adviser in the ordinary course of its ongoing evaluation of its sub-advisers.  The Board considered that the Adviser’s recommendation to hire KHCM to manage a portion of the Fund’s assets was based on an evaluation of the qualifications of KHCM’s investment personnel, investment philosophy and performance results, among other factors, including the Adviser’s analysis that KHCM’s investment style would serve to compliment and further diversify the assets of the Fund as secondary sub-adviser, and is therefore beneficial to shareholders of the Fund.  The Board concluded, based on a consideration of all the factors in their totality, that the Sub-Advisory Agreement, including the sub-advisory fees, was fair and reasonable. The Board, therefore, determined that the approval of the Sub-Advisory Agreement between the Adviser and KHCM would be in the best interest of the Fund and its shareholders.

INFORMATION REGARDING THE SUB-ADVISORY AGREEMENT

The Sub-Advisory Agreement was approved by the Board of Trustees at the Meeting for an initial term of two years to commence on the date on which the Adviser allocates Fund assets to KHCM for management.  Thereafter, continuance of the Sub-Advisory Agreement will require annual approval by the Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund, and by the vote of a majority of the Trustees who are not parties to the Sub-Advisory Agreement or interested persons of any such party.  The Sub-Advisory Agreement is terminable without penalty (i) by the Trust, on behalf of the Fund, by the Board of Trustees, by the Adviser or by the vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to KHCM, and (ii) by KHCM upon 60 days’ written notice.  The Sub-Advisory Agreement provides that it will terminate automatically in the event of its “assignment” within the meaning of the 1940 Act, except as otherwise provided by applicable law or the exemptive order.

The Sub-Advisory Agreement provides that KHCM, among other duties, will make all investment decisions for the portion of the Fund’s assets allocated to KHCM as described in the Fund’s prospectus.  KHCM, subject to the supervision of the Board of Trustees and the Adviser, will conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of the portion of the Fund’s assets allocated to KHCM.  KHCM also will perform certain other administrative and compliance-related functions in connection with the management of its allocated portion of the Fund’s assets.

The Sub-Advisory Agreement provides that the Adviser will compensate KHCM at an incremental rate based on the Fund’s average daily net assets allocated to KHCM by the Adviser, payable monthly.  The Adviser compensates KHCM from the management fees that it receives from the Fund.  KHCM generally will pay all expenses it incurs in connection with its activities under the Sub-Advisory Agreement, other than the costs of the Fund’s portfolio securities and other investments.

INFORMATION ABOUT KETTLE HILL CAPITAL MANAGEMENT, LLC

KHCM is a Delaware limited liability company with principal offices located at 655 Third Avenue, Suite 2520, New York, NY, 10017, and is an SEC-registered investment adviser.  KHCM serves as the investment manager for a number investment companies and other pooled investment vehicles.  As of June 30, 2015, it had approximately $74.7 million in assets under management.

The following table provides information on the principal executive officers and directors of KHCM:

Name and Address*	Title and Principal Occupation
Andrew Y. Kurita	Founder, Portfolio Manager, Managing Member, Chief Investment Officer
Bryan Kiss	Chief Financial Officer, Chief Compliance Officer
* The principal mailing address of each individual is that of KHCM’s principal offices as stated above.

Portfolio Managers

Andrew Y Kurita is the Founder and CIO of Kettle Hill Capital Management, LLC and has served as the Portfolio Manager since its inception in 2003. Prior to this role, he was a Vice President at Andor Capital Management, LLC covering the industrial sector on the Diversified Growth Fund. From 1996 until 2001, Andrew was at Cramer Rosenthal McGlynn, LLC, where he worked on the hedge fund and small-cap value products. He is a CFA® charterholder with 19 years of small-cap and hedge fund investing experience. He graduated cum laude with honors with a BA in Economics from Williams College, 1995.

BROKERAGE COMMISSIONS

For the fiscal period from January 1, 2014 through December 31, 2014, the Fund paid $562,826 in brokerage commissions.

For the same fiscal period, the Fund did not direct any brokerage transactions to a broker based on the research services provided.

ADDITIONAL INFORMATION ABOUT LOCORR LONG/SHORT EQUITY FUND

ADMINISTRATOR

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Fund.

PRINCIPAL UNDERWRITER

Quasar Distributors, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as distributor and principal underwriter for the Fund.

TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the Fund.

CUSTODIAN

U.S. Bank N.A., Custody Operations, located at 1555 North River Center Drive, Suite 302, Milwaukee, WI  53212, provides custody services for the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semi-annual report are available on request, without charge, by writing to the Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI  53201 or by calling 1-855-523-8637.

RECORD OF BENEFICIAL OWNERSHIP

A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding shares of the Fund.  A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control.  Shareholders with a controlling interest could affect the outcome of voting or the direction of management of the Fund.  For each control person listed that is a company, the jurisdiction under the laws of which the company is organized (if applicable) and the company’s parent entity are listed.

As of August 14, 2015, the total shares outstanding of each Class of the Fund were:

Share Class	Shares Outstanding
Class A	1,360,617.025
Class C	889,382.003
Class I	1,112,503.820

In addition, as of August 14, 2015, the following shareholders were considered to be either a control person or principal shareholder of the Fund:

Long/Short Equity Fund – Class A
Name and Address	% Ownership	Parent Company	State of Jurisdiction	Type of Ownership
American Enterprise Investment Services A/C 2072-7862 707 2nd Avenue South Minneapolis, MN 55402-2405	34.41%	N/A	N/A	Record
NFS LLC FEBO FMT CO CUST IRA Rollover FBO S. Tervo 2684 Fair Ave. Bexley, OH 43209-2117	18.33%	N/A	N/A	Record
Charles Schwab & Co. Inc. Attn: Mutual Funds 211 Main Street San Francisco, CA 94105-1905	15.66%	The Charles Schwab Corporation	DE	Record
Pershing LLC P.O. Box 2052 Jersey City, NJ 07303-2052	7.39%	N/A	N/A	Record

Long/Short Equity Fund – Class C
Name and Address	% Ownership	Parent Company	State of Jurisdiction	Type of Ownership
Charles Schwab & Co. Inc. Attn: Mutual Funds 211 Main Street San Francisco, CA 94105-1905	61.45%	The Charles Schwab Corporation	DE	Record
NFS LLC FEBO NFS/FMTC Rollover IRA FBO A. L. Block 4470 Olmstead Road New Albany, OH 43054-9671	6.37%	N/A	N/A	Record
Robert W. Baird & Co. Inc. A/C 5300-4362 777 East Wisconsin Avenue Milwaukee, WI 53202	5.86%	N/A	N/A	Record

Long/Short Equity Fund – Class I
Name and Address	% Ownership	Parent Company	State of Jurisdiction	Type of Ownership
NFS LLC FEBO FBO J. C. Chatelain 1319 9th Street S Fargo, ND 58103-4105	11.51%	N/A	N/A	Record
First Clearing LLC A/C 5081-3596 28-1 Market Street Saint Louis, MO 63103-2523	9.16%	N/A	N/A	Record
Ryan Moravec Revocable Living Trust 11461 W Grandview Drive Columbus, IN 47201-8691	8.07%	N/A	N/A	Record
LPL Financial Omnibus Customer Account Attn: Lindsay O’Toole 4707 Executive Drive San Diego, CA 92121-3091	7.85%	N/A	N/A	Record

As of August 14, 2015, the Board members and officers of the Trust beneficially owned the following amounts of the Fund’s shares, which was less than 1% of the outstanding shares of the Fund:

Name of Trustee	Dollar Range of Equity Securities in Long/Short Equity Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Jon C. Essen	$10,001 - $50,000	$50,001 - $100,000
Kevin M. Kinzie	$10,001 - $50,000	Over $100,000
Ronald A. Tschetter	none	Over $100,000
Mark Thompson	$50,001 - $100,000	Over $100,000
James W. Morton	none	$50,001-$100,000

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

DELIVERY OF SHAREHOLDER DOCUMENTS

Only one copy of the Notice of Internet Availability of this Information Statement and other documents related to the Fund, such as annual reports, proxy materials, quarterly statements, etc., is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions from one or more shareholders.  Shareholders sharing an address who are currently receiving a single copy of such documents and who wish to receive a separate copy of such documents may make such request by writing to the Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI  53201 or by calling 1-855-523-8637.  Such copies will be delivered promptly upon request.  Shareholders sharing an address who are currently receiving multiple copies of such documents and who wish to receive delivery of a single copy of such documents may make such request by contacting the Fund at the same address or telephone number.